SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           July 17, 2001

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction	(Commission	(I.R.S. Employer

of Incorporation or	file	Identification

Organization)	number)	Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On July 17, 2001, ISCO International, Inc. (“ISCO”) issued a press release announcing that it had filed suit against Conductus Inc. (“Conductus”) and Superconductor Technologies, Inc. (“STI”) for infringement of ISCO’s recently issued U.S. Patent No. 6,263,215, entitled “Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems”. The suit was filed in the United States District Court for the District of Delaware, and alleges that all of Conductus’ and STI’s current base station front-end systems containing cryogenically cooled superconducting filters infringe ISCO’s patent. ISCO is seeking a permanent injunction restraining Conductus and STI from marketing, selling or manufacturing these products, as well as damages and attorneys’ fees. A complete copy of the press release is filed herewith as Exhibit 99.1.

Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits.

Items (a) and (b) are inapplicable.

(c)   Exhibits

Exhibit No.	Description

99.1
Press Release issued by ISCO International, Inc. on July 17, 2001 announcing that it had filed suit against Conductus Inc. and Superconductor Technologies, Inc. for infringement of ISCO’s recently issued U.S. Patent No. 6,263,215.

SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:	July 17, 2001		ISCO International, Inc.

		By:	/s/ Charles F. Willes

Charles F. Willes

Principal and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Press Release issued by ISCO International, Inc. on July 17, 2001 announcing that it had filed suit against Conductus Inc. and Superconductor Technologies, Inc. for infringement of ISCO’s recently issued U.S. Patent No. 6,263,215.